Exhibit 99.2

Case 19-30923-hdh11 Doc 947 Filed 08/30/19 Entered 08/30/19 09:48:52 Page 1 of 4

CLERK, U.S. BANKRUPTCY COURT NORTHERN DISTRICT OF TAXES ENTERED THE DATE OF ENTRY IS ON THE COURT’S DOCKET

The following constitutes the ruling of the court and has the force and effect therein described.

Signed August 29, 2019	/s/ Harlin DeWayne Hale
United States Bankruptcy Judge

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE NORTHERN DISTRICT OF TEXAS

DALLAS DIVISION

In re:	§	Chapter 11
§
PHI, Inc., et al.,[1]	§	Case No. 19-30923-hdh11
§
Debtors.	§	(Jointly Administered)

ORDER AUTHORIZING MODIFICATIONS TO THE DEBTORS’

CONFIRMED THIRD AMENDED JOINT PLAN OF REORGANIZATION WITHOUT

THE NEED FOR FURTHER DISCLOSURE OR SOLICITATION OF VOTES

This matter coming before the Court on motion (the “Motion”),2 filed by the above-captioned debtors (collectively, the “Debtors”), seeking entry of an order, pursuant to section 1127 of the Bankruptcy Code, approving the Modifications to the Plan without the need for further disclosure or solicitation of votes; the Equity Committee having raised informal comments to the Motion; following extensive negotiation, the Debtors having resolved the

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The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are: PHI, Inc. (5707), PHI Air Medical, L.L.C. (4705), AM Equity Holdings, L.L.C. (0730), PHI Tech Services, Inc. (5089) and PHI Helipass, L.L.C. (4187). The corporate headquarters and the mailing address for the Debtors listed above is 2001 SE Evangeline Thruway, Lafayette, Louisiana 70508.

[2]	Capitalized terms not otherwise defined herein shall have the meanings given to them in the Motion.

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Equity Committee’s issues pursuant to the terms of this Order; and this Court having jurisdiction to consider the Motion and the relief requested therein under 28 U.S.C. 157 and 1334; and this Court having determined that this is a core proceeding under 28 U.S.C. § 157(b)(2); and this Court having determined that venue of this proceeding and the Motion in this District is proper under 28 U.S.C. §§ 1408 and 1409; and this Court having determined that the Debtors’ notice of the Motion and opportunity for a hearing were adequate and appropriate under the circumstances and no other notice need be provided; and this Court having reviewed the Motion and having found and determined that the legal and factual bases set forth in the Motion establish just cause for the relief granted herein; and this Court having determined that the relief sought in the Motion is in the best interests of the Debtors’ estates, their creditors, and other parties in interest; and upon all of the proceedings had before this Court; and after due deliberation and sufficient cause appearing therefor,

IT IS HEREBY ORDERED THAT:

1. The Motion is GRANTED, as set forth in this Order.

2. The Modifications, as further modified by this Order, comply with section 1127 of the Bankruptcy Code.

3. The Plan, as modified by the Modifications and this Order, complies with sections 1122, 1223 and 1129 of the Bankruptcy Code and is hereby confirmed.

4. Notwithstanding anything to the contrary contained in the Plan or the Modifications, Article III.B.10(b) of the Plan shall be deleted in its entirety and replaced with the following:

(b) Treatment: Class 10 Existing PHI Interests will be canceled, released, and extinguished as of the Effective Date, and will be of no further force or effect, and, pursuant to the Equity Committee Settlement Stipulation, each holder of an Allowed Class 10 Interest (other than Mr. Al A. Gonsoulin and his Affiliates, who shall be deemed to have waived any entitlement or distribution on account of any and all Existing PHI

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Interests held or owned as of the Effective Date) shall receive (i) if such holder holds fewer than 250 shares of Existing PHI Interests, Cash in an amount equal to $0.50 per share or (ii) if such holder holds 250 shares or more of Existing PHI Interests, its Pro Rata share of Old Equity Settlement Warrants, as more fully described in Article IV.D.6 of the Plan.

5. The Debtors are not required to provide further disclosure in respect of the Modifications to the Plan or the amendments to the Plan made by this Order or to resolicit the votes of any creditors or equity security holders as a result thereof.

6. The Confirmation Order remains in full force and effect and shall apply to the Plan, as modified by the Modifications and this Order.

7. Any holder of an Existing PHI Interest in Class 10 that has accepted the Plan is deemed to have accepted the Plan, as modified by the Modifications and this Order, and such holder shall not have the opportunity to change its previous acceptance.

8. This Court shall retain jurisdiction to hear and determine all matters arising from or related to the implementation or interpretation of this Order.

# # # End of Order # # #

Case 19-30923-hdh11 Doc 947 Filed 08/30/19 Entered 08/30/19 09:48:52 Page 4 of 4

Order submitted by:

DLA PIPER LLP (US)

/s/ Daniel Prieto
Daniel Prieto, State Bar No. 24048744 1900 North Pearl Street, Suite 2200
Dallas, Texas 75201
Tel: (214) 743-4500
Fax: (214) 743-4545
Email: dan.prieto@dlapiper.com

-and-

Thomas R. Califano (admitted pro hac vice) 1251 Avenue of the Americas
New York, New York 10020
Tel: (212) 335-4500
Fax: (212) 335-4501
Email: thomas.califano@dlapiper.com

-and-

Daniel M. Simon (admitted pro hac vice)
David Avraham (admitted pro hac vice)
Tara Nair (admitted pro hac vice) 444 West Lake Street, Suite 900
Chicago, IL 60606
Tel: (312) 368-4000
Fax: (312) 236-7516
Email: daniel.simon@dlapiper.com david.avraham@dlapiper.com tara.nair@dlapiper.com

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